LOAN AGREEMENT

         This Loan Agreement is made and entered into this 22nd day of May, 1998 by and between Coherent, Inc., a Delaware corporation ("Coherent"), and Palomar Medical Technologies, Inc., a Delaware corporation ("PMTI").

         Subject to the terms and conditions contained herein, the parties agree as follows:

         1. LOAN. Coherent shall loan PMTI a total of $4,000,000, to help finance PMTI's working capital requirements (the "Loans"), which loans shall be evidenced by one or more promissory notes in the form set forth in Exhibit A. The parties agree that the initial loan shall be $3,000,000. The remaining $1,000,000 shall be loaned to PMTI at its request at any time during the next 30 days. The promissory notes, together with any other promissory notes issued by PMTI to Coherent that recite that they are secured by this Agreement, are collectively referred to herein as the "Notes". The Note shall bear interest at
8.5 % per annum. The principal balance shall be due on or before 5:00 p.m. California time on September 15, 1998. [By a side letter agreement between the parties, dated June 25, 1998, this date has been extended to October 15, 1998.] Interest shall be paid monthly. Should the principal not be paid in a timely manner, interest shall accrue on the outstanding principal balance at the lesser of 1 1/2 % per month or the highest rate permitted by law.

         2. SECURITY INTEREST. PMTI hereby creates and grants to Coherent a security interest in the collateral described in Section 3 hereof to secure the payment and performance of the following obligations of PMTI to Coherent:

         (a) Payment of the indebtedness evidenced by the Note and any and all modifications, extensions or renewals thereof,

         (b) Performance and discharge of each and every obligation, covenant, condition and agreement of PMTI herein contained.

         3. COLLATERAL. The collateral in which the security interest is created (the "Collateral") shall consist of all of the inventory owned by Star Medical Technologies, a wholly-owned subsidiary of PMTI ("Star Medical") from time to time during the term of this Agreement. Coherent agrees that PMTI and/or Star Medical may sell such inventory to its customers in the ordinary course of business, provided that Coherent is granted a security interest in the proceeds thereof to the extent that the book value of the Collateral is less than the total indebtedness represented by the Note.

         4. RECORDING. PMTI will execute (or cause Star Medical to execute), deliver and cause to be recorded or filed in the manner and place required by law, any document or instrument that may be requested by Coherent, including financing statements or other instruments of similar character, to perfect and protect the lien of this Loan Agreement upon any and all of the Collateral.

         5. EVENTS OF DEFAULT. An Event of Default (as hereinafter defined) of any Note issued under this Agreement shall cause all Note to be immediately due and payable. As used herein, an "Event of Default" shall be any of the following:

         (a) The failure of PMTI to punctually and properly pay the indebtedness evidenced by the Note in accordance with its terms.

         (b) The failure of PMTI punctually and properly to observe, keep or perform any covenant, agreement or condition required to be observed, kept or performed by this Loan Agreement.

         6. RIGHTS OF SECURED PARTY. Coherent shall have all the rights as a secured party under the laws of California, including the right to sell any part of the Collateral at a public or private sale or bid as a purchaser of the Collateral.

         7. APPLICATION OF PROCEEDS OF SALE. The proceeds of the sale of any Collateral sold pursuant to Section 6 hereof shall be applied as follows:

                  FIRST: To the payment of costs and expenses of such sale, including the fees and out-of-pocket expenses of counsel employed in connection therewith, and the payment of all other costs and expenses incurred by Coherent and in connection with the administration and enforcement of this Agreement;

                  SECOND: To the payment and discharge in full of all obligations described in Section 2 hereof including, without limitation, the unpaid principal and interest and other sums then owing in respect of the Note; and

                  THIRD: The balance (if any) of such proceeds shall be paid to PMTI, its successors and assigns, or as a court of competent jurisdiction may direct.

         8. COVENANTS OF PMTI. PMTI covenants and warrants that, unless compliance is waived by Coherent in writing:

         (a) PMTI will not further encumber, sell, contract for sale or otherwise dispose of any of the Collateral until such time as the security interest created by this Agreement has terminated. PMTI will not permit Star Medical to further encumber, sell, contract for sale or otherwise dispose of any of the Collateral until such time as the security interest created by this Agreement has terminated.

         (b) PMTI will take all actions necessary or appropriate to preserve and defend its title to the Collateral and the validity of the lien created by this Agreement.

         (c) PMTI will promptly notify Coherent in writing of any event which materially and adversely affects the ability of PMTI or Coherent to dispose of the Collateral, or the rights or remedies of Coherent in relation thereto, including, but not limited to, the levy of any legal process against the Collateral.

         (d) PMTI will, without expense to Coherent, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts and instruments as Coherent shall from time to time require in order to facilitate the performance of this Agreement.

        (e) PMTI agrees to promptly enter into good faith negotiations with Coherent regarding the sale of Star Medical for a price of no less than $42 million, on terms to be agreed upon between PMTI and Coherent. The parties agree to use reasonable diligence to negotiate and enter into a letter of intent containing the material terms of the transaction within the next 30 days. The letter of intent shall include provisions providing for a closing date on or before September 15, 1998 and standard language prohibiting PMTI from entering into discussions with third parties regarding the possible sale of Star Medical or any of Star Medical's assets, subject to the fiduciary responsibilities of PMTI's board of directors. PMTI agrees to discontinue and/or refrain from discussing the sale of Star Medical, or the licensing of any of Star Medical's technology, with any third party until the earlier of (i) the expiration of 30 days, or (ii) both parties agree that negotiations are finished, subject to the fiduciary responsibilities of PMTI's board of directors.


         9.  MISCELLANEOUS.

         (a) No failure or delay by Coherent in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other of further exercise of the exercise of any other right, power or privilege.

         (b) Should any one or more of the provisions hereof be determined to be illegal or unenforceable, all other provisions hereof shall be give effect separately therefrom and shall not be affected thereby.

         (c) The security interest created by this Loan Agreement shall fully terminate immediately upon the full and complete satisfaction and discharge of all of the Obligations set forth in paragraph 3 hereof. Upon such termination, Coherent shall execute and deliver to PMTI such termination statements and other instruments of release of such security interest as PMTI may reasonably require.

         (d) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first class, postage prepaid, to the parties at the following addresses (or such other address as shall be given in writing by either party to the other):

         To Coherent:

                  Coherent, Inc.
                  5100 Patrick Henry Drive
                  Santa Clara, CA  95054
                  Attn:  General Counsel
                  Facsimile No.:  (408) 970-9998

         To PMTI:

                  Palomar Medical Technologies, Inc.
                  45 Hartwell Avenue
                  Lexington, MA  02173
                  Attn:  General Counsel
                  Facsimile No.:     (781) 676-7330

         (e) This Loan Agreement and security interest created hereby shall inure to the benefit of the Coherent, its successor and assigns and any transferee of any of the Obligations secured hereby, and shall be binding upon PMTI and its successors and heirs.

         (f) The laws of the State of California shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

         The foregoing Agreement is hereby executed as of the date first above written.

                                    COHERENT, INC.
                                    a Delaware corporation



                                    By:      /s/
                                        -------------------------------
                                             Scott H. Miller
                                    Title:   Sr. VP and General Counsel

                                    PALOMAR MEDICAL TECHNOLOGIES, INC.
                                    a Delaware corporation



                                     By:     /s/
                                        --------------------------------
                                             Louis P. Valente
                                     Title:  Chairman & Chief Executive Officer

                                    EXHIBIT A

                                 PROMISSORY NOTE

$3,000,000                                               Santa Clara, California
                                                                    May 22, 1998

         FOR VALUE RECEIVED, the undersigned, Palomar Medical Technologies, Inc., a Delaware corporation ("PMTI"), promises to pay to Coherent, Inc., a Delaware corporation ("Coherent"), or order, the principal sum of Three Million Dollars ($3,000,000). Interest shall accrue on the outstanding principal balance at a rate of 8.5% per annum and shall be payable monthly. The principal amount shall be due and payable on or before 5:00 p.m. California time on September 15, 1998.

         Should the principal and interest not be paid in a timely manner, interest shall accrue on the outstanding principal and interest balance at the lesser of 1 1/2 % per month or the highest rate permitted by law. This promissory note shall be immediately due and payable in the Event of Default (as defined in the Loan Agreement between PMTI and Coherent of even date herewith (the "Loan Agreement")).

         This note may be prepaid by PMTI at any time without penalty.

         PMTI shall reimburse Coherent for all costs and expenses incurred by it and shall pay the reasonable fees and disbursements of counsel to Coherent in connection with the enforcement of Coherent's rights hereunder.

         No amendment, modification or waiver of any provision of this Note nor consent to any departure by PMTI therefrom shall be effective unless the same shall be in writing and signed by Coherent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         PMTI hereby waives any requirement of notice of dishonor, notice of protest and protest.

         This Note shall be deemed to be a contract made under the laws of the State of California and shall be construed in accordance with the laws of said State. This Note shall be binding upon PMTI and its successors and assigns and the terms hereof shall inure to the benefit of Coherent and its successors and assigns, including subsequent holders hereof. The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Note shall remain in full force and effect.

         This Note is secured with all of the inventory of PMTI's wholly-owned subsidiary, Star Medical Technologies, pursuant to the terms of the Loan Agreement.

                                            PALOMAR MEDICAL TECHNOLOGIES, INC.



                                            By:   /s/
                                               -------------------------------